Sub-Item 77C


              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
                                 AIM CHINA FUND

A Special Meeting ("Meeting") of Shareholders of AIM China Fund, an investment portfolio of AIM Investment Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008 and adjourned until March 28, 2008. The Meeting was held for the following purposes:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

The results of the voting on the above matters were as follows:

                                                              Withheld/
Matter                                          Votes For    Abstentions**
------                                         -----------   -----------
(1)* Bob R. Baker...........................   102,474,770     3,616,868
     Frank S. Bayley........................   102,514,342     3,577,296
     James T. Bunch.........................   102,289,114     3,802,524
     Bruce L. Crockett......................   102,291,441     3,800,197
     Albert R. Dowden.......................   102,396,298     3,695,340
     Jack M. Fields.........................   102,554,039     3,537,599
     Martin L. Flanagan.....................   102,560,133     3,531,505
     Carl Frischling........................   102,489,803     3,601,835
     Prema Mathai-Davis.....................   102,539,885     3,551,753
     Lewis F. Pennock.......................   102,270,904     3,820,734
     Larry Soll, Ph.D.......................   102,271,222     3,820,416
     Raymond Stickel, Jr. ..................   102,550,734     3,540,904
     Philip A. Taylor.......................   102,512,878     3,578,760

                                                                               Votes       Withheld/      Broker
                                                                Votes For     Against     Abstentions   Non-Votes
                                                                ---------     -------     -----------   ---------
(2)* Approve an amendment to the Trust's Agreement and
     Declaration of Trust that would permit the Board of
     Trustees of the Trust to terminate the Trust, the
     Fund, and each other series portfolio of the Trust,
     or a share class without a shareholder vote..........      66,789,909   10,167,853    2,948,760    26,185,116

The Meeting was adjourned until April 23, 2008, with respect to the following proposal:

(1) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

----------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Investment Funds.

**    Includes Broker Non-Votes.

The results of the voting on the above matter were as follows:

                                                                              Votes     Withheld/      Broker
Matter                                                            Votes For   Against   Abstentions   Non-Votes
------                                                            ---------   -------   -----------   ---------
(1) Approve a new sub-advisory agreement between Invesco
    Aim Advisors, Inc. and each of AIM Funds Management,
    Inc.; Invesco Asset Management Deutschland, GmbH;
    Invesco Asset Management Limited; Invesco Asset
    Management (Japan) Limited; Invesco Australia Limited;
    Invesco Global Asset Management (N.A.), Inc.; Invesco
    Hong Kong Limited; Invesco Institutional (N.A.), Inc.;
    and Invesco Senior Secured Management, Inc. ...............   9,583,534   404,271     309,236     3,871,043

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 28, 2007 with the SEC under Accession number 0000950134-07-026302.